THIS ADDENDUM TO THE DISTRIBUTION AGREEMENT ENTERED INTO ON 9 SEPTEMBER 2003 BETWEEN REMEDENT NV AND OMEGA PHARMA NV is made on 24 September 2003 BETWEEN

(1)	REMEDENT NV, a corporation under the laws of Belgium, whose registered office is at 9831 Deurle, Xavier De Cocklaan 42 ("Remedent"):

hereby represented by Mr Robin List, Managing Director;

AND

(2)	OMEGA PHARMA NV, a corporation under the laws of Belgium, whose registered office is at 9810 Nazareth, Venecoweg 26 (the "Distributor" or "Omega Pharma");

hereby represented by Mr Mario Debel, special attorney-in-fact;

Remedent and Omega Pharma are jointly referred to as the "Parties", and individually as a "Party".

BACKGROUND:

(A)	Remedent and Omega Pharma have entered into a distribution agreement, dated 9 September 2003 in respect of the Product (as defined in the distribution agreement) (the "Distribution Agreement").

(B)	Remedent wishes to modify the formula of the Product, for stabilisation reasons, and has requested Omega Pharma's prior written consent in this respect.

(C)	Parties wish to modify the definition of Expanded Territory and Territory, as set out in the Distribution Agreement.

IT IS AGREED as follows:

1.

The definitions and terms defined in the Distribution Agreement shall apply throughout this Addendum unless otherwise defined herein or unless the contrary intention appears.

Parties explicitly agree that the clauses, terms, conditions and provisions of the Distribution Agreement that are not explicitly modified or supplemented by this Addendum, remain unchanged and in full force.

2.

As from the date of this Addendum, the Product shall be manufactured by Remedent in accordance with the formula set out in schedule 1 to this Addendum (the "Formula").

Without prejudice to any of the warranties set out in the Distribution Agreement, Remedent warrants to the Distributor (i) that there are no rights of third parties which would or might render the use of the Formula invalid, void or unlawful, (ii) that the Formula shall comply at all times, with all applicable legal and regulatory requirements in the Netherlands, Germany and Belgium and (iii) that to the best of Remedent's knowledge, the Formula shall comply at all times, with all applicable legal and regulatory requirements in the remaining countries of the Territory, and, as the case may be, the Expanded Territory.

1

Remedent will indemnify and hold harmless the Distributor and keep the Distributor indemnified against all and any liabilities, costs and expenses, damages, claims or demands incurred by the Distributor in connection with any claims or allegations made against the Distributor relating to claims which arise from a breach of Remedent's warranty set out in this clause 2.

Remedent shall provide the Distributor with the cosmetic file of the Product, and any update thereof. Remedent warrants that the cosmetic file will at all times comply with all applicable legal and regulatory requirements.

3.

Parties agree to modify the definition of Expanded Territory and Territory as set out in the Distribution Agreement, as follows:

"Expanded Territory"	means Germany, Greece and Italy

"Territory"	means Belgium, Luxemburg, Spain, Portugal, the Netherlands, the United Kingdom and France

The modified definitions shall apply throughout the Distribution Agreement and the Addendum.

4.

4.1

This Addendum and the schedule attached hereto form part of the Distribution Agreement. The clauses, terms, conditions, provisions and schedules of the Distribution Agreement that are not explicitly modified or supplemented by this Addendum, remain unchanged and in full force.

4.2

If any restriction in this Addendum is void but would be valid if some part of the restriction were deleted, the restriction in question shall apply with such modification (which shall be made by the parties) as may be necessary to make it valid.

4.3

The nullity or non-applicability of any provision of this Addendum shall not affect the validity or applicability of other material provisions of the Addendum, which shall remain in full force and effect unless a Party is, as a result, deprived of the benefit it has or is entitled to expect under this Addendum.

4.4

This Addendum is governed by and shall be construed in accordance with the laws of Belgium. The Parties agree to submit to the exclusive jurisdiction of the courts of Gent for all purposes relating to this Agreement.

This Addendum has been signed in two counterparts, which is as many counterparts as the number of Parties to it, and each Party acknowledges receipt of one such counterpart.

/s/	/s/

Remedent	Omega Pharma

2